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                         CONSENT OF INDEPENDENT AUDITORS




                                  EXHIBIT 99.1
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To the Wilmington Trust Corporation
Benefits Committee:

We consent to incorporation by reference in the registration statement (No. 333-37928) on Form S-8 of Wilmington Trust Corporation of our report dated August 9, 2002 with respect to the financial statements of the Wilmington Trust Corporation 2000 Employee Stock Purchase Plan (the Plan) included in the Plan's Annual Report (Form 11-K) for the years ended May 31, 2002 and 2001.

                                  /s/ KPMG LLP

Philadelphia, PA
August 28, 2002